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BMW FINANCIAL SERVICES
Inventory Financing and Security Agreement

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     This Agreement is entered into between BMW Financial Services NA, Inc.
("Lender") and the undersigned borrower ("Borrower") and dated as of the date listed above the signature provision. ("Agreement Date")

     A. WHEREAS, Borrower wishes to purchase motor vehicles ("Vehicle(s)") from BMW of North America, Inc. ("BMW NA") and other manufacturers, distributors or motor vehicle dealers from time to time; and

     B. WHEREAS, Borrower requests and Lender agrees to finance the acquisition of such Vehicles for Borrower pursuant to the terms set forth in this Agreement, and the Lender's Inventory Finance Program. ("Program")

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

1.   Definitions.

     When used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ADVANCE" shall mean any amount actually disbursed by Lender by cash, check, draft, electronic funds transfer or otherwise.

          "AVERAGE DAILY BALANCE" shall mean the total of the outstanding balances of the Advances with respect to a Loan for all days in the applicable billing period divided by the number of days in the billing period.

          "BMW" shall mean Bayerische Motoren Werke, AG.

          "BUSINESS DAY" shall mean a day other than Saturdays, Sundays, holidays or other days on which the principal office of Lender is not open for business.

          "DEALER TRADE VEHICLE" shall mean any New Motor Vehicle which Borrower has acquired through a like-kind exchange with or purchased from another franchised dealer.

          "DEMONSTRATOR" shall mean any New Motor Vehicle owned by Borrower which has been designated in writing by Borrower as a Demonstrator.

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          "GUARANTORS" shall mean those parties who have executed and delivered
Guaranties.

          "INDEX RATE" shall mean the base rate on corporate loans posted by at least seventy-five percent (75%) of the nation's thirty (30) largest banks on the last Business Day of each calendar month, which is quoted as the "Prime Rate" in the column entitled "Money Rates" published in THE WALL STREET JOURNAL (in the event no such rate is published in THE WALL STREET JOURNAL on such date, the Index Rate shall be the "Prime Rate" shown in such column for the most recent Business Day preceding the last Business Day of such month on which such rate was published) or, in the event THE WALL STREET JOURNAL does not quote a "Prime Rate," the rate quoted as the "Prime Rate" in a publication as Lender may, from time to time, hereafter designate in writing.

          "INTEREST RATE" shall mean the Index Rate plus an applicable percentage.

          "KELLEY BLUE BOOK VALUE" shall mean the average loan value of a Used Motor Vehicle, excluding any equipment additions, as shown in the appropriate regional edition of the KELLEY BLUE BOOK.

          "LOANER VEHICLE" shall mean a New Motor Vehicle owned by Borrower which has been designated by Borrower in the Borrower's loaner program.

          "N.A.D.A VALUE" shall mean the average loan value of a Used Motor Vehicle, excluding any equipment additions, as shown in the appropriate regional edition of the N.A.D.A. OFFICIAL USED CAR GUIDE.

          "NEW MOTOR VEHICLE" shall mean (a) any previously unowned, unused and untitled motor vehicle manufactured by BMW or any other manufacturer purchased by Borrower, (b) any previously unowned, unused and untitled motor vehicle purchased by Borrower, or (c) any Dealer Trade Vehicle or any Loaner Vehicle.

          "USED MOTOR VEHICLE" shall mean that portion of the Borrower's inventory which consists of a previously owned and titled motor vehicle which has a N.A.D.A. Value (Kelley Blue Book Value) of at least $5,000.00 and which has been in Borrower's inventory for less than sixty (60) days.

     All other terms contained in this Agreement shall, when the context so indicates, have the meanings provided for by the Uniform Commercial Code.


2.   Loan Terms.

     Lender agrees to make the New Motor Vehicle Loan and Used Motor Vehicle Loan as defined below (collectively referred to as


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"Loans") to Borrower in the total principal aggregate amount set forth in the
New Motor Vehicle Note and Used Motor Note respectively, as defined below for all such Loans. Borrower promises to repay such Loans on the following terms and conditions:

     (a)  NEW MOTOR VEHICLE LOAN.

          (1) An Advance, from time to time as necessary on or after the Agreement Date, for the purchase of a New Motor Vehicle (the "New Motor Vehicle Loan") in the aggregate principal amount of one hundred percent (100%) of the manufacturer or distributor invoice price for such New Motor Vehicle as evidenced by the master promissory note substantially in the form of EXHIBIT A (the "New Motor Vehicle Note").

          (2) Each Advance for a New Motor Vehicle Loan shall be payable in full on the earliest of:

               (i) forty-eight (48) hours from the time of sale or within twenty-four (24) hours from the time Borrower receives payment by or on behalf of the purchaser of such new Motor Vehicle; or

               (ii) one hundred eighty (180) days from the date of the new model year introduction for any such New Motor Vehicle; or

               (iii) the pay-off date as Lender may specify from time to time under the terms of the Program; or

               (iv)  the termination of this Agreement.

          (3) With respect to any Loaner Vehicle or Demonstrator, Borrower shall pay Lender, at Lender's election, either;

               (i) monthly installments of one percent (1%) of the original amount of the Advance with respect to such Vehicle beginning thirty (30) days from the date of the Advance for such Vehicle until payment in full is due thereon; or

               (ii) an amount equal to the total aggregate amounts received from any manufacturer or distributor including holdback reserves, manufacturer rebates or incentive payments within thirty (30) days from the date of the Advance for such Vehicle until payment in full is due thereon.


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     (b)  USED MOTOR VEHICLE LOAN.

          (1) An advance, from time to time as necessary on or after the Agreement Date, to finance a Used Motor Vehicle which is manufactured by BMW in the maximum principal amount of the lesser of:

          (2) An Advance, from time to time as necessary on or after the Agreement Date, to finance a Used Motor Vehicle which is not manufactured by BMW in the maximum principal amount of the lesser of:

               (i) eighty percent (80%) of the N.A.D.A. Value of the Used Motor Vehicle or eighty percent (80%) of the Kelley Blue Book Value of the Used Motor Vehicle; or

               (ii)  the Borrower's cost for the Used Motor Vehicle; or

               (iii) the maximum principal amount as set forth in the program.

          (3) The Advances described in the foregoing SECTIONS 2(b)(1) AND 2(b)(2) are referred to collectively in this Agreement as the "Used Motor Vehicle Loan" and each such Advance shall be evidenced by the master promissory note in substantially the form of EXHIBIT A-2 hereto (the "Used Motor Vehicle Note).

          (4) Each Advance for a Used Motor Vehicle Loan shall be payable in full upon the earliest of:

               (i) forty-eight (48) hours from the time of sale or within twenty-four (24) hours from the time Borrower receives payment by or on behalf of the purchaser of such Used Motor Vehicle; or

               (ii) one hundred eighty (180) days from the date of the Advance for any Used Motor Vehicle which is manufactured by BMW; or

               (iii) one hundred twenty (120) days from the date of the Advance for any Used Motor Vehicle which is not manufactured by BMW, or

               (iv) the pay-off date as Lender may specify from time to time under the terms of the Program; or

               (v)   the termination of this Agreement.


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     (c)  PAYMENTS RECEIVED FROM MANUFACTURERS OR DISTRIBUTORS.

          At the request of the Lender, in the event that Borrower receives any payments from holdback reserves, manufacturer rebates, incentive payments or any other form of payment from a manufacturer or a distributor, such payments shall be immediately forwarded to Lender and Lender shall apply such sums to the outstanding principal balance with respect to the applicable Loans.

     (d)  TIME OF PAYMENTS.

          Payments on the Loans received by Lender no later than 1:00 p.m. in the time zone where Lender is located, shall be credited to the Average Daily Balance on the date of Lender's receipt of such payments or the date the Lender's bank records a wire transfer of such payment.

3.   Interest.

     (a)  RATES OF INTEREST.

          (1) NEW MOTOR VEHICLE LOAN. The Average Daily Balance of the New Motor Vehicle Loan shall bear interest at a per annum rate equal to the Index Rate plus one half of one percent (.5%) until paid in full.

          (2) USED MOTOR VEHICLE LOAN. The Average Daily Balance of the Used Motor Vehicle Loan shall bear interest at a per annum rate equal to:

               (i) the Index Rate plus one half of one percent (.5%) until paid in full for any Used Motor Vehicle manufactured by BMW.

               (ii) the Index Rate plus one and one half of one percent (1.5%) until paid in full for any Used Motor Vehicle which is not manufactured by BMW:

     (b) INTEREST RATE. The Interest Rate shall initially be determined by Lender as of the Business Day preceding the Agreement Date, and shall remain in effect for the remainder of such calendar month in which the Agreement Date occurs; thereafter, the Index Rate shall be determined by Lender on the last Business Day of each month and the Interest Rate on said date shall be based on the Index Rate used in calculating the rates which are payable for the following month or as announced by Lender from time to time pursuant to the Program. Interest shall be calculated on the basis of a 360-day year for actual days elapsed and shall be payable on the fifteenth (15th) day of each month for the preceding month.


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     (c)  INTEREST ACCRUAL ON ADVANCES.  Interest on each Advance made under the
New Motor Vehicle Loan and the Used Motor Vehicle Loan shall begin to accrue on the date of Lender's Advance for such Vehicle.

     (d) CASH MANAGEMENT ACCOUNT. Lender will establish a non-interest bearing cash management account ("Management Account") allowing the Borrower to wire excess Borrower funds. The average daily balance in the Management Account will offset the Average Daily Balance of the New Motor Vehicle Loan computed monthly for billing purposes with respect to Advances, provided that the average daily balance during any one month of the Management Account shall not exceed fifty percent (50%) of the gross Average Daily Balance.

4.   Term.

     The term of this Agreement shall commence on the Agreement Date and shall continue for three (3) years thereafter. After the initial term of three (3) years, this Agreement shall be automatically renewed for one (1) year and from year-to-year thereafter unless terminated by either party notifying the other in writing no later than ninety (90) days prior to any anniversary of this Agreement. This Agreement may be terminated at any time by Lender upon ninety
(90) days' prior written notice from Lender to Borrower; however if Borrower is in default, the rights and remedies of Lender shall be governed by SECTION 16. If Borrower is not in default, this Agreement may be terminated by Borrower upon ninety (90) days' prior written notice from Borrower to Lender.

5.   Collateral.

     For the purpose of securing any indebtedness under this Agreement and any other indebtedness of Borrower to Lender. Borrower hereby grants Lender a security interest in the following property (herein after referred to as the "Collateral"): all Vehicle inventory, parts and accessories inventory, equipment, fixtures, accounts, holdback reserves, manufacturer rebates and incentive payments, general intangibles of the Borrower now owned and hereafter acquired, wherever located; all accessions to, substitutions for and all replacements of any of the foregoing; all chattel paper, documents, instruments, monies, residues and property of any kind related to any of the foregoing; all books and records of Borrower related to any of the foregoing, including without limitation, computer programs, print-outs, and other computer hardware and software materials and records pertaining to any of the foregoing; together with all proceeds and products of the foregoing, including, without limitation, proceeds of insurance policies insuring any of the foregoing.

     The security interest granted in this Agreement is in addition to and not in substitution of any right of set-off or


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netting which Lender may have against Borrower pursuant to any contract or under applicable law. Borrower agrees to execute such supplemental documents or financing statements as Lender may require to evidence or perfect the security interest granted in this Agreement. Lender may obtain and retain the certificate of title in its possession until any Vehicle is sold by Borrower and Borrower's obligation is paid in full. Lender shall have the right to inspect the Vehicle and other Collateral and Borrower's books and records at any time and without advance notice. Borrower agrees to retain and preserve its books and records at its principal place of business for a period of three (3) years from the date of final billing under this Agreement.

6.   Use and Protection of Collateral.

     (a) Borrower may exhibit and sell Vehicles and may use and sell other collateral in the ordinary course of business; (b) Borrower shall protect and secure such Vehicles and other Collateral; (c) Borrower shall maintain and preserve the Vehicles and other physical assets in good order and condition and shall not impair the value of such Vehicles or physical assets; (d) Borrower will keep the Vehicles and other Collateral free of taxes, liens or encumbrances and any sums which may be paid by Lender in its discretion, in release or discharge thereof shall be paid by Borrower to Lender upon demand; and (e) Vehicles and other Collateral shall not be used illegally, improperly or for hire.

7.   Insurance.

     Borrower is responsible for insurance covering the Vehicles and other Collateral against all risks, including without limitation, business interruption insurance of such types and in such amounts as lender may reasonably require and will provide to the Lender copies of insurance policies and certificates properly endorsed to show Lender's interest as loss payee and additional insured. Such endorsement shall provide that the insurance companies will give Lender at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other party shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Lender. Proceeds payable to Lender under any such policies shall be applied to the indebtedness due Lender under this Agreement on such basis as Lender shall determine.

     In the event Borrower, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required in this Agreement or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower under this Agreement, may (but shall be under no obligation to do so) at any time or times


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thereafter obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including, without limitation, attorneys' and paralegals' fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, by Borrower to Lender and shall be additional indebtedness due Lender under this Agreement and be secured by the Collateral.

8.   Borrower's Financial Condition.

     Borrower represents that it now has and covenants that it will have at the time of any Advance through the date of repayment of the applicable Loan (a) reasonably adequate cash and equity capital to conduct its business and pay its debts as they mature, (b) capital and other financial resources reasonably adequate to engage in the business in which it is engaged or in any business or transaction in which it is about to engage and (c) the ability to pay its debts and all debts it intends to incur as they mature.

9.   Borrower's Financial Statements.


     (a) At Lender's request, but not later than three (3) months after the close of each fiscal year of Borrower, Borrower agrees to provide Lender with the audited financial statements of Borrower as certified by the Borrower's independent certified public accountant; (b) as soon as possible, but not later than fifteen (15) days after the end of each month hereafter, Borrower's unaudited interim financial statements, including balance sheets and statements of income and expense as at the month-end and for the portion of Borrower's fiscal year then elapsed, as prepared in accordance with generally accepted accounting principles and fairly presenting the financial position at such date and results of operations of Borrower for such period; and (c) Borrower certifies that each monthly financial statement and each audited annual financial statement shall be complete, accurate and current in all respects.

10.  Other Agreements of Borrower.

     Without Lender's prior written consent, which Lender may or may not, in its sole discretion, give concurrently herewith or hereafter, Borrower agrees that it shall not make:

     (a) any distributions of its property or assets, except distributions of earnings or payments of principal and interest to service indebtedness in the ordinary course including shareholders loans, or sell, issue, or redeem, retire, purchase or otherwise acquire, directly or indirectly any of its stock; (b) any material change in its capital structure, or make any material change in any of its business objectives, purposes and operations; nor (c) any loans or other advances of money or any loans or advances of inventory or other property, to any party,


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including, without limitation, any officer, director, stockholder, employee, or affiliate of Borrower, other than (1) advances against commissions, and other similar advances to employees in the ordinary course of business, and (2) loans not exceeding an aggregate of ten percent (10%) of the outstanding balance of the Loan at any time.

11.  Environmental Matters.

     (a) Borrower represents that it is currently in compliance, and covenants and agrees that it shall continue to manage and operate its business in compliance, with all federal, state and local laws, regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issue, entered, or promulgated, approved or otherwise relating to pollution or protection of the environment ("Environmental Law"). (b) Borrower shall send to Lender within five (5) days of receipt, any citation, notice of violation or other notice of potential liability from any governmental or quasi-governmental authority empowered to regulate or oversee any of the foregoing activities.
(c) At Lender's request, Borrower, on or before each anniversary date of this Agreement, shall provide Lender, at Borrower's sole cost, with written certification by a licensed environmental engineer, acceptable to Lender, that it is in compliance with all Environmental Laws or shall otherwise specify the extent of Borrower's noncompliance, including Borrower's intended course of action and time frame for effecting compliance. Borrower shall additionally provide Lender with a duplicate copy of any emergency preparedness and response plans which it has prepared or had prepared. Lender assumes no responsibility for implementation of the plan by virtue of possession of said duplicate copy.
(d) Borrower agrees to indemnify, defend with counsel reasonably acceptable to Lender, at Borrower's sole cost, and hold Lender harmless against any claim, response or other costs, damages, liability or demand (including, without limitation, attorneys' fees and costs incurred by Lender) arising out of any claimed violation of Borrower or Borrower's agents of any of the foregoing laws, regulations or ordinances or breach of any of the foregoing covenants or agreements. The foregoing indemnity shall survive repayment of all indebtedness due Lender under this Agreement.

12.  Conditions Precedent

     Lender shall have no obligation to make the Loans on the Agreement Date unless and until the following conditions have been satisfied, all in form and substance satisfactory to Lender and its counsel:

     (a) NO PROCEEDINGS. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of


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this Agreement, or the consummation of the transactions contemplated hereby or thereby, or which, in Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

     (b) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the financial condition, results of operations, businesses or prospects of the Borrower, or any event, condition or state of facts which could materially adversely affect the financial condition, results of operations, businesses or prospects of the Borrower, as determined by Lender in its sole discretion; and

     (c) LOAN DOCUMENTATION. Lender shall have received, on or prior to the Agreement Date, the following documents, each duly executed and delivered to Lender, and each to be in form and substance satisfactory to Lender and its counsel;

          (1) copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the security interests of Lender in the Collateral and evidence in a form acceptable to Lender that such security interests constitute valid and perfected first priority interests in the Collateral;

          (2) certified copies of Borrower's casualty and liability insurance policies, together with loss payable and additional insured endorsements to the casualty insurance policies, as required under SECTION 7;

          (3) the New Motor Vehicle Note and the Used Motor Vehicle Note duly executed and delivered to Lender;

          (4)  Articles of Incorporation and Bylaws from the Borrower;

          (5) Certified resolutions from Borrower's Board of Directors authorizing execution of this Agreement, the New Motor Vehicle Note, Used Motor Vehicle Note, and related documents;

          (6) an opinion from Borrower's counsel in form and substance satisfactory to Lender which opines on the Borrower's ability to execute the Loan Documents and perform its obligations thereunder;

          (7) an incumbency certificate from the Borrower's Secretary in form and substance satisfactory to the Lender;

          (8) good standing certificates from each state where the Borrower is incorporated;


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          (9)  written instructions from Borrower to Lender as to the disbursement to any Person of the proceeds of the Loan;

          (10) environmental compliance certificate;

          (11) payment authorization between Lender and Borrower; and

          (12) such other documents, instruments and agreements as Lender shall reasonably request, including without limitation, any guaranty from a Guarantor.

13.  Termination or Suspension of Financing.

     Lender may terminate or suspend financing under this Agreement as follows:
(a) Upon the occurrence of an Event of Default as defined in SECTION 14 of this Agreement or in any other Agreement with Lender, or (b) if Lender, in its sole discretion, elects to terminate the Program provided, however, that Lender shall give Borrower ninety (90) days' prior written notice of such termination; or (c) if Lender in its judgment believes that future financing of Vehicles for Borrower is not justified due to changes in Borrower's financial condition or any other material change in the Borrower's business. All debts, obligations and remedies existent at the time of any suspension or termination shall continue in effect until the indebtedness of Borrower under this Agreement is paid in full.

14.  Event of Default.

     An "Event of Default" shall include the following: (a) a default by Borrower in the payment or performance of any obligation under this Agreement or any other agreement with Lender; (b) the institution of a proceeding in bankruptcy receivership or insolvency by or against Borrower or its property or by or against any Guarantor; (c) an assignment by Borrower or any Guarantor for the benefit of creditors; (d) a default by any Guarantor in the payment or performance of any obligation under a guaranty; (e) the death or incompetence of any Guarantor; or (f) if Lender shall deem itself insecure.

15.  Setoff.

     As additional security for payment and performance of all indebtedness due Lender under this Agreement and any other agreement with Lender, Borrower hereby gives Lender a lien on and Lender shall also have right of setoff against all of Borrower's deposits, credits and any other property now or hereafter in the possession or control of Lender or in transit to Lender. Lender may at any time apply any or all of the property (or the proceeds thereof) to any amounts due under said indebtedness.


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16.  Rights and Remedies.

     Upon the occurrence of an Event of Default as set forth in SECTION 14 or if Vehicles and other Collateral are in danger of misuse, loss, seizure or confiscation, Lender may, in its discretion, accelerate the entire outstanding amount due from Borrower under this Agreement, terminate this Agreement and may take immediate possession of Vehicles and other Collateral without demand or further notice and without legal process. In furtherance thereof, Borrower shall, if Lender so requests, assemble Vehicles and other Collateral and make them available to Lender at a reasonable place designated by Lender. Lender shall have the right, and Borrower hereby authorizes and empowers Lender to enter upon the premises wherever Vehicles and other Collateral may be and remove same. Borrower shall pay all expenses and reimburse Lender for any expenditures, including reasonable attorneys' fees and legal expenses, in connection with Lender's exercise of any of its rights and remedies under this Agreement. In the event of such repossession by Lender, in addition to the rights specified in this Agreement, all the rights and remedies afforded by applicable law shall apply.

17.  Indemnity.

     Borrower agrees to indemnify Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and court costs incurred by Lender) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not Lender is a party thereto, except to the extent that any of the foregoing arises out of the negligence or willful misconduct of Lender.

18.  Pricing Provisions.

     Pricing provisions regarding the program related to insurance protection, flat charges and the applicable percentage over the Index Rate ("Pricing Provisions") will be distributed by the Lender from time to time. The Program may be modified from time to time, upon thirty (30) days prior notice to Borrower, by Lender by means of Lender's bulletins, rate notices and other supplemental materials. The provisions of the Program are incorporated in this Agreement by reference. If Borrower does not agree to the change in Pricing Provisions as announced by Lender, Borrower may elect to terminate this Agreement and all debts, obligations and remedies existent at the time of any suspension or termination shall continue in effect until the indebtedness of Borrower under this Agreement is paid in full. In the event of conflict between the provisions of this Agreement


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and the provisions of the Program, the Pricing Provisions shall be controlled by the Program and all other provisions shall be controlled by this Agreement.

19.  Power of Attorney.

    (a) Upon the occurrence of an Event of Default, Borrower irrevocably appoints Lender as Borrower's lawful attorney and Lender may, without notice to Borrower, in Borrower's or Lender's name(s);

          (1) endorse the name of Borrower upon any items of payment or proceeds of Collateral and deposit the same to the account of Lender on account of the indebtedness due under this Agreement;

          (2) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Collateral; and

          (3) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which Borrower has access.

     (b) At all times this Agreement, with or without the occurrence of an Event of Default, Borrower irrevocably appoints Lender as Borrower's lawful attorney and Lender may without notice to Borrower, in Borrower's name or Lender's name, (1) execute such agreements and related documentation as may be necessary for Borrower to acquire Vehicles from BMW NA and other manufacturers or distributors; and (2) make, settle and adjust claims under policies of insurance, as are required under SECTION 7, and to endorse any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

20.  General.

     This Agreement shall be binding upon the parties, successors and assigns, provided, however, that Borrower shall have no right of assignment, without the prior written consent of Lender. Any provision in this Agreement prohibited by law shall be ineffective to the extent of such prohibitions without invalidating the remaining provisions in this Agreement. This Agreement shall be governed by the internal laws of the State where the Borrower is located. Any amendment or modification to this Agreement must be made in writing and must be executed by


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the Borrower and Lender, provided; however, that this SECTION 20 may not be amended in any circumstance.

Executed this ___________ day of October, 1996.



BORROWER:                                    LENDER:
Borrower Name: United Auto Group             BMW Financial Services NA, Inc.
               Atlanta IV Motors,
               Inc.

By:                                          By:
   ------------------------------               ------------------------------
Title:                                       Title:
      ---------------------------                  ---------------------------
Address: 3264 Commerce Avenue
         Duluth, Georgia 30156

                             NEW MOTOR VEHICLE NOTE

$7,000,000.00                                                    Duluth, Georgia
                                                             October _____, 1996

          FOR VALUE RECEIVED, the undersigned, United Auto Group Atlanta IV Motors, Inc., dba United BMW, a Georgia corporation ("Borrower"), promises to pay to BMW Financial Services NA, Inc., a Delaware corporation ("Lender"), or order, at its place of business at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675, Attention, Robert E. Devine, or at such other place as may be designated in writing by the holder of this New Motor Vehicle Note ("Note"), so much of the principal sum of Seven Million and no/Dollars ($7,000,000.00), which has been advanced by Lender and remains outstanding pursuant to the terms of an Inventory Financing and Security Agreement dated as of October, 1996 between Borrower and Lender (the "Inventory Finance Agreement"), together with interest on the unpaid principal balance advanced hereunder from the date of the Advance until paid, at a fluctuating interest rate per annum equal to the Index Rate (as hereinafter defined) plus an applicable percentage as set forth below and provided, however, that amounts outstanding with respect to the following types of Advances cannot exceed the limits listed below:

                                                            Applicable
                                                          Percentage Rate
Types of Advances                         Amount          Over Index Rate
-----------------                         ------          ---------------

Advances for BMW New Motor Vehicles    $7,000,000.00           0.50%

          The initial Advance, all subsequent Advances and all payments made on account of principal shall be reflected on monthly statements provided by Lender to Borrower. From time to time, an Advance requested by the Borrower may cause an outstanding principal balance ("Over Line Balance") in excess of the maximum principal amount permitted under this Note; provided, however, Lender shall notify Borrower pursuant to Lender's most recent monthly statement to Borrower of the existence of any Over Line Balance and Borrower shall have the right to instruct Lender in writing within ten (10) days of the date of such statement to refuse to honor any future drafts from BMW or from any other manufacturer or distributor of motor vehicles. Lender reserves the right to demand, and Borrower agrees to execute and deliver upon such demand, a replacement note in a principal amount, determined solely by Lender, sufficient to cover the then outstanding principal balance. The aggregate unpaid principal amount shown on any monthly statement, including any Over Line Balance, shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Note. The failure to record the date and amount of any Advance on such monthly statement shall not, however, limit or otherwise affect the obligations of the Borrower under the Inventory Finance Agreement or under this Note to repay the principal amount of the Advances together with all interest accruing thereon.

          "Index Rate" shall mean the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks on the last business day of each calendar month, which is quoted as the "Prime Rate" in the column entitled "Money Rates" published in THE WALL STREET JOURNAL (in the event no such rate is published in THE WALL STREET JOURNAL on such date, the Index Rate shall be the "Prime Rate" shown in such column for the most recent business day preceding the last business day of such month on which such rate was published) or, in the event THE WALL STREET JOURNAL does not quote a "Prime Rate", the rate quoted as the "Prime Rate" in a publication as Lender may, from time to time, hereafter designate in writing. The Index Rate shall initially be determined by Lender as of the Business Day preceding the date of the Loan Agreement and shall remain in effect for the remainder of such calendar month in which such date occurs; thereafter, the Index Rate shall be determined by Lender on the last Business Day of each month and the Interest Rate based on such Index Rate shall be in effect for the following month. Interest shall be calculated on the basis of a 360-day year for actual days elapsed.

          Principal and interest hereunder shall be due and payable by Borrower on the dates and in the manner as follows:

     (a) Subject to any payment changes resulting from changes in the Index Rate, Borrower will pay regular monthly installments of interest only, due as of each payment date, commencing on the fifteenth (15th) day of November, 1996, with all subsequent payments to be due on the fifteenth (15th) day of each month thereafter; and

     (b) Any Advance for a New Motor Vehicle Loan shall be payable on the earliest of:

          (i) forty-eight (48) hours from the time of sale or within twenty-four (24) hours from the time Borrower receives payment by or on behalf of the purchaser of such New Motor Vehicle; or

          (ii) one hundred eighty (180) days from the date of the new model year introduction for any such New Motor Vehicle; and

     (c) With respect to any Loaner Vehicle or Demonstrator, Borrower shall pay Lender, at Lender's election, either:

          (i) monthly installments of one percent (1%) of the original amount of the Advance with respect to such Vehicle beginning thirty (30) days from the date of the Advance for such Vehicle until payment in full is due thereon; or

          (ii) Monthly payments in an amount equal to the total aggregate monthly amounts received from any manufacturer or distributor including holdback reserves, manufacturer rebates or incentive payments beginning thirty (30) days from the date of the Advance for such Vehicle until payment in full is due thereon; and

     (d) Notwithstanding the principal and interest payment provisions set forth in Sections (a), (b) and (c) above, the unpaid principal balance plus any unpaid accrued interest thereon, shall be payable in one lump sum on the earliest of:

          (i) October 15, 1999 (or such other due date of the indebtedness as extended pursuant to Section 4 of the Inventory Finance Agreement); or

          (ii)  the termination of the Inventory Finance Agreement; or

          (iii) the pay-off date as Lender may specify from time to time under the terms of the Program.

          Borrower may prepay at any time all or part of the principal balance under this Note without penalty.

          All principal and interest, costs and expenses due hereunder are payable in lawful money of the United States of America.

          This Note has been executed and delivered pursuant to the Inventory Finance Agreement. Terms defined in the Inventory Finance Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Inventory Finance Agreement. Upon the occurrence of an Event of Default, the entire principal balance outstanding hereunder plus accrued interest shall, at the option of Lender, mature and be immediately due and payable.

          The obligations under this Note are secured by the Collateral pledged by the Borrower to the Lender pursuant to the Inventory Finance Agreement.


          Borrower and all others who may become liable for all or any part of this obligation, hereby waive and renounce presentment, protest, demand and notice of dishonor and any and all lack of diligence or delays in collection or endorsement hereof, and expressly consent to any extension of time, release of any party liable for this obligation or any guaranty of this obligation, release of any security which may have been or which may hereafter be granted in connection herewith or any guaranty of this obligation, or any other indulgence or forbearance which may be made without notice to said party and without in any way affecting the liability of such party.

          Nothing contained herein nor in any transaction related hereto shall be construed or shall so operate either presently or prospectively (a) to require the payment of interest at a rate greater than is now lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate or (b) to require the payment or the doing of any act contrary to law; but if any clause or provision herein contained shall otherwise so operate to invalidate this Note and/or the transaction related hereto, in whole or in part, then such clause(s) and provision(s) only shall be held for naught as though not contained herein and the remainder of this Note shall remain operative and in full force and effect.

          If for any reason interest in excess of the amount as limited in the foregoing paragraph shall have been paid hereunder, whether by reason of acceleration or otherwise, then in that event any such excess interest shall constitute and be treated as a payment of principal hereunder and shall operate to reduce such principal by the amount of such excess, or if in excess of the then principal indebtedness, such excess shall be refunded.

          The rights and remedies of Lender as provided in this Note or any document securing this Note shall be cumulative and concurrent, and may be pursued singly, successively or together against Borrower, any guarantor of these obligations or any security for the debt evidenced by this Note, at the discretion of Lender.

          The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection, to defend or enforce any of the Lender's rights hereunder or under any document securing this Note, whether or not litigation is commenced, Borrower shall pay to Lender its reasonable attorneys' fees, together with all court costs and other expenses which may be incurred or paid by Lender in connection therewith.

          Failure to exercise any right or option herein given to Lender shall not constitute a waiver of the right to exercise the same at a later time or upon the occurrence of any subsequent event permitting such exercise.

          This Note and all transactions hereunder and/or evidenced hereby shall be governed by, construed under and enforced in accordance with the laws of the State of Georgia.

          This Note may not be changed, modified, amended or terminated orally, but may only be changed, modified, amended or terminated by an agreement in writing signed by both Borrower and Lender, except that this paragraph may not be changed, modified, amended or terminated under any circumstance.

          IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the date first above written.

                         United Auto Group Atlanta IV Motors, Inc. dba United BMW a Georgia corporation

                         By:________________________________

                         Name:______________________________

                         Title:_____________________________




Acknowledged by:

United Auto Group, Inc.

By:_____________________________

Its:____________________________

and as Guarantor of this New Motor
Vehicle Note.

                             USED MOTOR VEHICLE NOTE

$1,250,000.00                                                    Duluth, Georgia
                                                             October _____, 1996

          FOR VALUE RECEIVED, the undersigned, United Auto Group Atlanta IV Motors, Inc., dba United BMW, a Georgia corporation ("Borrower"), promises to pay to BMW Financial Services NA, Inc., a Delaware corporation ("Lender"), or order, at its place of business at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675, Attention: Robert E. Devine, or at such other place as may be designated in writing by the holder of this Used Motor Vehicle Note ("Note"), so much of the principal sum of One Million Two Hundred Fifty Thousand and no/Dollars ($1,250,000.00), which has been advanced by Lender and remains outstanding pursuant to the terms of an Inventory Financing and Security Agreement dated as of October __, 1996 between Borrower and Lender (the "Inventory Finance Agreement"), together with interest on the unpaid principal balance advanced hereunder from the date of the Advance until paid, at a fluctuating interest rate per annum, equal to the Index Rate (as hereinafter defined), plus an applicable percentage as set forth below and provided, however, that amounts outstanding with respect to the following types of Advances cannot exceed the limits listed below:

                                                               Applicable
                                                             Percentage Rate
Types of Advances                              Amount        Over Index Rate
-----------------                              ------        ---------------

Advances for BMW Used Motor Vehicles       $1,000,000.00          0.5%

Advances for non-BMW Used Motor Vehicles     $250,000.00          0.75%

          The initial Advance, all subsequent Advances and all payments made on account of principal shall be reflected on monthly statements provided by Lender to Borrower. From time to time, an Advance requested by the Borrower may cause an outstanding principal balance ("Over Line Balance") in excess of the maximum principal amount permitted under this Note; provided, however, Lender shall notify Borrower pursuant to Lender's most recent monthly statement to Borrower of the existence of any Over Line Balance and Borrower shall have the right to instruct Lender in writing within ten (10) days of the date of such statement to refuse to honor any future drafts from BMW or from any other manufacturer or distributor of motor vehicles. Lender reserves the right to demand, and Borrower agrees to execute and deliver upon such demand, a replacement note in a principal amount, determined solely by Lender, sufficient to cover the then outstanding principal balance. The aggregate unpaid principal amount shown on any monthly statement, including any Over Line Balance, shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Note. The failure to record the date and amount of any Advance on such monthly statement shall not, however, limit or otherwise affect the obligations of the Borrower under the Inventory Finance Agreement or under this Note to repay the principal amount of the Advances together with all interest accruing thereon.


          "Index Rate" shall mean the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks on the last business day of each calendar month, which is quoted as the "Prime Rate" in the column entitled "Money Rates" published in THE WALL STREET JOURNAL (in the event no such rate is published in THE WALL STREET JOURNAL on such date, the Index Rate shall be the "Prime Rate" shown in such column for the most recent business day preceding the last business day of such month on which such rate was published) or, in the event THE WALL STREET JOURNAL does not quote a "Prime Rate", the rate quoted as the "Prime Rate" in a publication as Lender may, from time to time, hereafter designate in writing. The Index Rate shall initially be determined by Lender as of the Business Day preceding the date of the Loan Agreement and shall remain in effect for the remainder of such calendar month in which such date occurs; thereafter, the Index Rate shall be determined by Lender on the last Business Day of each month and the Interest Rate based on such Index Rate shall be in effect for the following month. Interest shall be calculated on the basis of a 360-day year for actual days elapsed.

          Principal and interest hereunder shall be due and payable by Borrower on the dates and in the manner as follows:

     (a) Subject to any payment changes resulting from changes in the Index Rate, Borrower will pay regular monthly installments of interest only, due as of each payment date, commencing on the fifteenth (15th) day of November, 1996, with all subsequent payments to be due on the fifteenth (15th) day of each month thereafter, and

     (b) Any Advance for a Used Motor Vehicle shall be payable on the earliest of:

          (i) forty-eight (48) hours from the time of sale or within twenty four (24) hours from the time Borrower receives payment by or on behalf of the purchaser of such Used Motor Vehicle; or

          (ii) one hundred eighty (180) days subsequent to the date of an Advance for a Used Motor Vehicle which is manufactured by BMW; or

          (iii) one hundred twenty (120) days subsequent to the date of an Advance for a Used Motor Vehicle which is not manufactured by BMW; and

     (c) Unpaid principal balance plus any unpaid accrued interest thereon, shall be payable in one lump sum on the earliest of:

          (i) October 15, 1999 (or such other due date of the indebtedness as extended pursuant to Section 4 of the Inventory Finance Agreement); or

          (ii) the payoff date as Lender may specify from time to time under the terms of the Program; or

          (iii) the termination of the Inventory Finance Agreement.

          Borrower may prepay at any time all or part of the principal balance under this Note without penalty.

          All principal and interest, costs and expenses due hereunder are payable in lawful money of the United States of America.

          This Note has been executed and delivered pursuant to the Inventory Finance Agreement. Terms defined in the Inventory Finance Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Inventory Finance Agreement. Upon the occurrence of an Event of Default, the entire principal balance outstanding hereunder plus accrued interest shall at the option of Lender, mature and be immediately due and payable.

          The obligations under this Note are secured by the Collateral pledged by the Borrower to the Lender pursuant to the Inventory Finance Agreement.

          Borrower and all others who may become liable for all or any part of this obligation, hereby agree to be jointly and severally bound, and jointly and severally waive and renounce presentment, protest, demand and notice of dishonor and any and all lack of diligence or delays in collection or endorsement hereof, and expressly consent to any extension of time, release of any party liable for this obligation or any guaranty of this obligation, release of any security which may have been or which may hereafter be granted in connection herewith or any guaranty of this obligation, or any other indulgence or forbearance which may be made without notice to said party and without in any way affecting the liability of such party.

          Nothing contained herein nor in any transaction related hereto shall be construed or shall so operate either presently or prospectively (a) to require the payment of interest at a rate greater than is now lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate or (b) to require the payment or the doing of any act contrary to law; but if any clause or provision herein contained shall otherwise so operate to invalidate this Note and/or the transaction related hereto, in whole or in part, then such clause(s) and provision(s) only shall be held for naught as though not contained herein and the remainder of this Note shall remain operative and in full force and effect.

          If for any reason interest in excess of the amount as limited in the foregoing paragraph shall have been paid hereunder, whether by reason of acceleration or otherwise, then in that event any such excess interest shall constitute and be treated as a payment of principal hereunder and shall operate to reduce such principal by the amount of such excess, or if in excess of the then principal indebtedness, such excess shall be refunded.

          The rights and remedies of Lender as provided in this Note or any document securing this Note shall be cumulative and concurrent, and may be pursued singly, successively or together against Borrower, any guarantor of these obligations or any security for the debt evidenced by this Note, at the discretion of Lender.

          The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection to defend or enforce any of the Lender's rights hereunder or under any document securing this Note, whether or not litigation is commenced, Borrower shall pay to Lender its reasonable attorneys' fees, together with all court costs and other expenses which may be incurred or paid by Lender in connection therewith.

          Failure to exercise any right or option herein given to Lender shall not constitute a waiver of the right to exercise the same at a later time or upon the occurrence of any subsequent event permitting such exercise.

          This Note and all transactions hereunder and/or evidenced hereby shall be governed by, construed under and enforced in accordance with the laws of the State of Georgia.

          This Note may not be changed, modified, amended or terminated orally, but may only be changed, modified, amended or terminated by an agreement in writing signed by both Borrower and Lender, except that this paragraph may not be changed, modified, amended or terminated under any circumstance.

          IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the date first above written.

                         United Auto Group Atlanta IV Motors,
                         Inc., dba United BMW
                         a Georgia corporation

                         By:________________________________

                         Name:______________________________

                         Title:_____________________________



Acknowledged by:
United Auto Group, Inc.

By:_____________________________

Its:____________________________
and as Guarantor of this Used Motor
Vehicle Note.